Exhibit (10)(iii)(A)(4)

CINCINNATI BELL INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

(As amended and restated effective as of January 1, 2005)

1. Introduction to Plan.

1.1 Name and Sponsor of Plan. The name of this Plan is the Cincinnati Bell Inc. Executive Deferred Compensation Plan, and its sponsor is CBI.

1.2 Purpose of Plan. The purpose of the Plan is to provide deferred compensation for a select group of management and highly compensated employees of the Company (within the meaning of title I of ERISA).

1.3 Effective Amendment Date of Plan and Effect of Plan On Prior Deferrals.

(a) Deferred Compensation Subject To Following Terms of This Document. In order to conform the Plan to the requirements of the American Jobs Creation Act of 2004, this document amends and restates the Plan effective as of the Effective Amendment Date (January 1, 2005). The provisions of sections 2 through 9 hereof apply to but only to:

(1) amounts that are attributable to compensation that is deferred under section 3 hereof on or after the Effective Amendment Date;

(2) amounts that are attributable to compensation that was deferred under the provisions of the Prior Plan prior to the Effective Amendment Date but was not earned and vested (within the meaning of Section 1.409A-6(a)(2) of the Treasury Regulations) prior to the Effective Amendment Date; and

(3) amounts that are attributable to compensation that was deferred under the provisions of the Prior Plan prior to the Effective Amendment Date and was earned and vested (within the meaning of Section 1.409A-6(a)(2) of the Treasury Regulations) prior to the Effective Amendment Date, but only if the provisions of the Prior Plan that apply to any such compensation are materially modified (within the meaning of Section 1.409A-6(a)(4) of the Treasury Regulations). This document does not by itself materially modify such provisions.

(b) Effective Date of Following Terms of This Document When Applied To Pre-Effective Amendment Date Deferred Compensation. Any amounts described in paragraph (a)(2) and (3) of this subsection 1.3 shall, beginning as of the Effective Amendment Date, be subject to the terms of sections 2 through 9 hereof as if this document had been in effect at the time that such amounts were originally deferred under the provisions of the Prior Plan.

(c) Incorporation of Terms of Prior Plan. Notwithstanding any other provision of the Plan, except as provided in paragraph (a)(2) and (3) of this subsection 1.3, all rules (including rules as to assumed investments and distributions) that relate to amounts deferred under the Prior Plan, adjusted by assumed earnings and losses thereon as determined under the provisions of the Prior Plan, shall be governed solely by the terms of the Prior Plan (which terms are incorporated herein by reference).

2. General Definitions. For all purposes of the Plan, the following terms shall have the meanings hereinafter set forth, unless the context clearly indicates otherwise.

2.1 “Account” means, with respect to any Participant, the bookkeeping account maintained for the Participant under the terms of this Plan and to which amounts are credited or otherwise allocated under section 4 hereof in order to help determine the Participant’s benefits under the Plan.

2.2 “Beneficiary” means, with respect to any Participant, the person or entity designated by the Participant, on forms furnished and in the manner prescribed by the Committee, to receive any benefit payable under the Plan after the Participant’s death. If a Participant fails to designate a beneficiary or if, for any reason, such designation is not effective, his or her “Beneficiary” shall be deemed to be his or her surviving spouse or, if none, his or her estate.

2.3 “Board” means the Board of Directors of CBI.

2.4 “CBI” means Cincinnati Bell Inc. (and, except for purposes of determining whether a Change in Control has occurred, any legal successor to Cincinnati Bell Inc. that results from a merger or similar transaction).

2.5 “Change in Control” means the occurrence of any of the events described in paragraphs (a), (b), and (c) of this subsection 2.5. All of such events shall be determined under and, even if not so indicated in the following paragraphs of this subsection 2.5, shall be subject to all of the terms of Section 1.409A-3(i)(5) of the Treasury Regulations.

(a) A change in the ownership of CBI (within the meaning of Section 1.409A-3(i)(5)(v) of the Treasury Regulations). In very general terms, Section 1.409A-3(i)(5)(v) of the Treasury Regulations provides that a change in the ownership of CBI occurs when a person or more than one person acting as a group acquires outstanding voting securities of CBI that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of CBI.

(b) A change in the effective control of CBI (within the meaning of Section 1.409A-3(i)(5)(vi) of the Treasury Regulations). In very general terms, Section 1.409A-3(i)(5)(vi) of the Treasury Regulations provides that a change in the effective control of CBI occurs either:

(1) when a person or more than one person acting as a group acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of CBI possessing 30% or more of the total voting power of the stock of CBI; or

(2) when a majority of members of the Board is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

(c) A change in the ownership of a substantial portion of the assets of CBI (within the meaning of Section 1.409A-3(i)(5)(vii) of the Treasury Regulations). In very general terms, Section 1.409A-3(i)(5)(vii) of the Treasury Regulations provides that a change in the ownership of a substantial portion of the assets of CBI occurs when a person or more than one person acting as a group acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or persons) assets from CBI that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of CBI immediately prior to such acquisition or acquisitions.

2.6 “Code” means the Internal Revenue Code of 1986, as it exists as of the Effective Amendment Date and as it may thereafter be amended. A reference to a specific section of the Code shall be deemed to be a reference both (i) to the provisions of such section as it exists as of the Effective Amendment Date and as it is subsequently amended, renumbered, or superseded (by future legislation) and (ii) to the provisions of any section of the Treasury Regulations that is issued under such section.

2.7 “Committee” means the committee appointed to administer the Plan under the provisions of subsection 6.1 hereof.

2.8 “Common Shares” means common shares, par value $0.01 per share, of CBI.

2.9 “Company” means all of the Employers considered collectively.

2.10 “Effective Amendment Date” means January 1, 2005.

2.11 “Employee” means any person who is a common law employee of the Company (i.e., a person whose work procedures are subject to control by the Company) and is treated as an employee on an employee payroll of the Company.

2.12 “Employer” means each of: (i) CBI; and (ii) each other corporation or other organization that is deemed to be a single employer with CBI under Section 414(b) or (c) of the Code (i.e., as part of a controlled group of corporations that includes CBI or under common control with CBI).

2.13 “ERISA” means the Employee Retirement Income Security Act of 1974, as it exists as of the Effective Amendment Date and as it may thereafter be amended. A reference to a specific section of ERISA shall be deemed to be a reference both (i) to the provisions of such section as it exists as of the Effective Amendment Date and as it is subsequently amended, renumbered, or superseded (by future legislation) and (ii) to the provisions of any government regulation that is issued under such section as of the Effective Amendment Date or as of a later date.

2.14 “Key Employee” means, as of any date, an Employee (i) whose annual rate of base pay and targeted bonus in effect at the start of the calendar year in which such date occurs (or, if such date occurs in the same calendar year in which the Employee’s first day of employment with the Company falls, an Employee whose annual rate of base pay and targeted bonus in effect on his or her first day of employment by the Company) exceed the Tax-Qualified Plan Annual Compensation Limit that applies to such calendar year and (ii) to whom participation in the Plan has been offered by any Employer on or prior to such date.

2.15 “Participant” means a person who as a Key Employee elects or elected to defer any amounts under this Plan. Such person shall remain a Participant until the amounts allocated to his or her Account have been fully paid and/or forfeited, as the case may be.

2.16 “Performance-Based Compensation” means, with respect to any Key Employee, any compensation provided by an Employer to the Key Employee (i) where the amount of, or entitlement to, the compensation is contingent on the satisfaction of preestablished organizational or individual performance criteria relating to a performance period of at least twelve months in which the Key Employee performs services for the Company and (ii) which constitutes “performance-based compensation” within the meaning of, and in accordance with the rules of, Section 1.409A-1(e) of the Treasury Regulations.

2.17 “Plan” means the Cincinnati Bell Inc. Executive Deferred Compensation Plan. This document amends and restates the Plan effective as of the Effective Amendment Date to the extent indicated by subsection 1.3 hereof.

2.18 “Prior Plan” means the versions of the Plan that were in effect before the Effective Amendment Date.

2.19 “Tax-Qualified Plan Annual Compensation Limit” means, with respect to any calendar year, the annual compensation limit that, for any plans that are subject to Code Section 401(a), applies for plan years beginning in such calendar year under Section 401(a)(17) of the Code (as such limit is adjusted for such plan years under Section 401(a)(17)(B) of the Code).

2.20 “Tax Year” means, with respect to any Key Employee, the Key Employee’s taxable year for federal income tax purposes. Unless the Company or the Committee is notified otherwise by the Key Employee, the Company and the Committee may assume for purposes of this Plan that a Key Employee’s Tax Year is a calendar year.

2.21 “Treasury Regulations” means all final regulations issued by the U.S. Department of the Treasury under the Code, as such regulations exist as of the date on which this document is executed on its final page by an officer or representative of CBI and as they are subsequently amended, renumbered, or superseded. A reference to a specific section or paragraph of the Treasury Regulations shall be deemed to be a reference to the provisions of such section or paragraph as it exists as of the date on which this document is executed on its final page by an officer or representative of CBI and as it is subsequently amended, renumbered, or superseded.

3. Deferral Elections and Company Match.

3.1 Election of Deferrals of Basic Salary and Cash Awards.

(a) Initial Deferral Election.

(1) Subject to such administrative rules as the Committee may prescribe, a Key Employee may elect for any Tax Year (for purposes of this paragraph (a), the “subject Tax Year”), by completing a deferral form or forms and filing such form or forms with the Committee but not in any event after the last day of the immediately preceding Tax Year (or, if the subject Tax Year is the Tax Year in which he or she first becomes a Key Employee, not in any event beyond 30 days after the date on which he or she or she first becomes a Key Employee), to defer the receipt of:

(A) any whole percent or whole dollar amount (but not a percent or amount that is in excess of 75%, or such larger percentage as may be prescribed by the Committee) of his or her Basic Salary that is earned by him or her in the subject Tax Year or in the portion of the subject Tax Year that is designated by him or her in his or her deferral election (and also, if the subject Tax Year is the Tax Year in which he or she first becomes a Key Employee, that is earned by him or her after his or her deferral election is filed with the Committee); and/or

(B) any whole percent (up to 100%) or any whole dollar amount (not less than $1,000) of his or her Cash Awards that are earned by him or her in the subject Tax Year or in the portion of the subject Tax Year that is designated by him or her in his or her deferral election (and also, if the subject Tax Year is the Tax Year in which he or she first becomes a Key Employee, that are earned by him or her after his or her deferral election is filed with the Committee).

(2) Subject to such administrative rules as the Committee may prescribe, a Key Employee may change, or terminate and thereby void, any deferral election that he or she has made for the subject Tax Year under the provisions of subparagraph (1) of this paragraph (a), by completing an appropriate form and filing such form with the Committee, up to but not after the latest day by which he or she could still make a deferral election for the subject Tax Year under the provisions of subparagraph (1) of this paragraph (a) (and provided that, if the subject Tax Year is the Tax Year in which he or she first becomes a Key Employee, prior to his or her initial deferral election being used to defer the receipt of any Basic Salary or Cash Awards of the Key Employee).

(b) Basic Salary and Cash Award Definitions. For purposes of the Plan and with respect to any Key Employee: (i) “Basic Salary” means the basic salary (not including awards, bonuses, or any other remuneration not treated by the Company as part of the Key Employee’s base rate of salary) payable to the Key Employee by the Company; and (ii) a “Cash Award” means an award or bonus payable in cash to the Key Employee by the Company, but not including any cash award that constitutes Performance-Based Compensation or that is issued under CBI’s 1997 Long Term Incentive Plan, 2007 Long Term Incentive Plan, or Short Term Incentive Plan.

3.2 Election of Deferrals of Performance-Based Awards.

(a) Initial Deferral Election.

(1) Subject to such administrative rules as the Committee may prescribe, a Key Employee may elect to defer the receipt of any part of a Performance-Based Award granted to him or her, by completing a deferral form and filing such form with the Committee while the Key Employee is still a Key Employee and at least six months before the end of the performance period that relates to the portion of such award that is being deferred, provided that in no event may such election be made after the amount of compensation attributable to such award has become both substantially certain to be paid and readily ascertainable.

(2) Subject to such administrative rules as the Committee may prescribe, a Key Employee may terminate and thereby void any deferral election that he or she has made with respect to a Performance-Based Award under the provisions of subparagraph (1) of this paragraph (a), by completing an appropriate form and filing such form with the Committee, up to but at least six months before the end of the performance period that relates to the portion of such award that is being deferred.

(b) Special Deferral Election Rule for Performance-Based Restricted Common Share Award.

(1) When a Participant’s Performance-Based Award is a restricted stock award, an election made by the Participant to surrender to CBI any of the restricted Common Shares subject to such award (on a deferral form that is filed with the Committee while the Key Employee is still a Key Employee and at least six months before the end of the performance period that relates to such surrendered restricted Common Shares) shall be deemed to be an election to defer the receipt of such part of the award for all purposes of this subsection 3.2 and the other provisions of the Plan.

(2) Notwithstanding the provisions of subparagraph (1) of this paragraph (b) or any other provision of the Plan, a Key Employee may not elect to defer the receipt of any part of a Performance-Based Award that is a restricted stock award (pursuant to the provisions of subparagraph (1) of this paragraph (b) or otherwise) when such award is granted to the Key Employee after December 31, 2005.

(3) For purposes of the Plan and with respect to any Key Employee, a “restricted stock award” means an award under which Common Shares are issued to the Key Employee by the Company pursuant to an agreement that restricts the right of the Key Employee to dispose of such shares (and that makes such shares forfeitable) until and unless certain conditions are met. In this regard, a Performance-Based Award that constitutes the right of a Key Employee to receive a number of Common Shares (or a cash payment based on the value of a number of Common Shares) in the future if and when certain conditions are met shall not be considered under this Plan as a restricted stock award and thus is not affected by the provisions of this paragraph (b).

(c) Conditions on Validity of Deferral Election. Notwithstanding any other provision of the Plan, any election that a Key Employee makes under the foregoing provisions of this subsection 3.2 to defer the receipt of any part of a Performance-Based Award shall be deemed to be void and of no effect in the event and when the Key Employee forfeits any right to receive such Performance-Based Award part (e.g., if and when the Participant fails to satisfy the conditions necessary to ever become entitled to receive such Performance-Based Award part or if and when the performance criteria applicable to such Performance-Based Award part are not satisfied) and in such case no amounts attributable to such Performance-Based Award part shall be credited to the Account of the Key Employee under the Plan.

(d) Performance-Based Award Definition. For purposes of the Plan and with respect to any Key Employee, a “Performance-Based Award” means an award or bonus granted to the Key Employee by an Employer (including any performance unit award or performance share award granted under CBI’s 1997 Long Term Incentive Plan or 2007 Long Term Incentive Plan and any award granted under CBI’s Short Term Incentive Plan and regardless of whether or not any such award is otherwise payable in cash or Common Shares) that constitutes Performance-Based Compensation, provided that the Key Employee performs services for the Company continuously from a date no later than the date upon which the performance criteria applicable to such award are established through the date upon which the Key Employee makes an initial deferral election with respect to any part of such award under paragraph (a) or (b) of this subsection 3.2. Notwithstanding the foregoing provisions of this paragraph (d), in no event shall stock option or stock appreciation right awards (or restricted stock awards granted after December 31, 2005), including those granted under CBI’s 1997 Long Term Incentive Plan or 2007 Long Term Incentive Plan, be considered Performance-Based Awards under this Plan.

3.3 Special Pre-March 15, 2005 Deferral Election Right. Notwithstanding any other provision of the Plan and pursuant to and in accordance with the terms of Q&A-21 of Internal Revenue Service Notice 2005-1, the requirements of subsections 3.1 and 3.2 hereof relating to the timing of deferral elections shall not be applicable to any election that is made by a Key Employee on or before March 15, 2005 to defer the receipt of any compensation that both is subject to the terms of this Plan under the provisions of subsection 1.3 hereof and relates to services performed by the Key Employee on or before December 31, 2005, provided that (i) the compensation to which the deferral election relates has not or had not been paid or become payable by the time of the election and (ii) the election to defer is or was made in accordance with the terms of the Plan or the Prior Plan that at the time of the election were then in effect.

3.4 Company Match.

(a) Right To Company Match. As of each day (for purposes of this subsection 3.4, a “Deferral Date”) on which Basic Salary or Cash Award deferrals are credited under subsection 4.1(a) hereof to the Account of a Key Employee, there shall also be credited, to such Account under subsection 4.1(d) hereof, an amount computed in accordance with the provisions of paragraph (b) of this subsection 3.4 (which amount shall be referred to in the Plan as a “Company match”).

(b) Amount of Company Match. The Company match to be credited to a Key Employee’s Account on any Deferral Date shall be the lesser of:

(1) 66- 2/3% (or such lesser percentage as may be prescribed by the Committee) of the Key Employee’s Basic Salary and Cash Awards deferred under this Plan on the Deferral Date; or

(2) 4% (or such lesser percentage as may be prescribed by the Committee) of the sum of (i) the Key Employee’s Basic Salary and Cash Awards deferred under this Plan on the Deferral Date plus (ii) the portion, if any, of the Key Employee’s Basic Salary and Cash Awards that are payable on the Deferral Date but are not deferred under this Plan and that, combined with the Key Employee’s aggregate Basic Salary and Cash Awards that were payable in the portion of the calendar year in which the Deferral Date falls that occurs prior to such date but were not deferred under this Plan, exceeds the Tax-Qualified Plan Annual Compensation Limit that applies to such calendar year.

4. Maintenance and Valuation of Accounts.

4.1 Accounts. An Account shall be established for each Participant in accordance with the following paragraphs of this subsection 4.1 to reflect the amounts of (i) his or her Basic Salary, Cash Awards, Performance-Based Awards, and Company matches that are to be credited to such Account under the provisions of paragraphs (a), (b), (c), and/or (d) of this subsection 4.1 and (ii) the assumed investment of such amounts. The Committee shall create subaccounts under any Participant’s Account to the extent needed administratively (e.g., to account for different distribution rules that apply to different portions of the Participant’s Account). For purposes of this Plan, the net investment returns and losses of the assumed investment of any credits made to a Participant’s Account, or any Company match that relates to any deferred Basic Salary or Cash Award credits made to the Participant’s Account, shall be deemed to be “attributable” to the portion of such Account that reflects such credits.

(a) Crediting To Account of Basic Salary or Cash Award. Subject to such administrative rules as the Committee may prescribe, any amount of Basic Salary or a Cash Award deferred by a Participant under the Plan pursuant to the provisions of section 3.1 hereof shall be credited to the Account of the Participant as of the day on which such deferred amount would otherwise have been paid to the Participant.

(b) Crediting To Account of Performance-Based Award. Subject to such rules as the Committee may prescribe, any part of a Performance-Based Award deferred by a Participant under the Plan under the provisions of subsection 3.2 hereof shall be credited to the Account of the Participant as of the latest of (i) the day on which the performance period applicable to such award part ends, (ii) the first day on which the Participant has no substantial risk of forfeiture (within the meaning of Section 1.409A-1(d) of the Treasury Regulations) with respect to such Performance-Based Award part and the amount of such part has become readily ascertainable, or (iii) the first day on which any portion of such Performance-Based Award part would otherwise (but for the deferral election) have been paid to the Participant or his or her Beneficiary (except that this clause (iii) shall not apply to any Performance-Based Award part that constitutes a restricted stock award granted prior to January 1, 2006).

(c) Determination of Common Share Value Credited To Account. When any part of a Performance-Based Award that is deferred by a Participant under the Plan and credited to the Account of the Participant is otherwise payable in Common Shares (or represents a restricted stock award granted prior to January 1, 2006), the amount credited to the Account as of the day determined under the provisions of paragraph (b) of this subsection 4.1 shall equal the fair market value (determined as of such day) of the number of Common Shares that would otherwise be paid to the Participant (or that would otherwise have their restrictions lapse under such award part).

(d) Crediting To Account of Company Match. Subject to such rules as the Committee may prescribe, any amount of a Company match applicable to a Participant under the provisions of section 3.4 hereof shall be credited to the Account of the Participant as of the day on which the deferred Basic Salary or Cash Award to which the Company match relates would otherwise have been paid to the Participant.

(e) Assumed Investment of Account. Any amounts credited to the Account of a Participant under paragraphs (a), (b), (c), and/or (d) of this subsection 4.1 shall be assumed to have been invested in the investments designated or deemed to be designated by the Participant on a form provided by and filed with the Committee, and adjusted by reason of such assumed investments, in accordance with the provisions of subsection 4.2 hereof.

4.2 Assumed Investments. The Committee shall designate in notices or other documents provided to Participants a limited number of “assumed investments” for purposes of the Plan. Such assumed investments will generally be (but will not be required to be) limited to mutual funds or similar types of investments but may and generally will include an assumed investment in Common Shares. Some or all of the assumed investments designated for the Plan may be changed by the Committee to other assumed investments, effective as of any date, in which case prior written notice of such change shall be provided by the Committee to all Participants.

(a) General Rules on Participant Designations of Assumed Investments. The credits to any Participant’s Account made in accordance with subsection 4.1 hereof shall be assumed to have been invested among such assumed investments, and in such proportions, as is elected in a writing filed by the Participant with the Committee, except that any investment direction of the Participant is subject to such reasonable administrative rules concerning such assumed investment directions as are adopted or used by the Committee.

(b) Initial Assumed Investment Election. The Participant must elect on or before the first date a credit is made to the Account established for him or her under the provisions of subsection 4.1 hereof the assumed investments in which his or her Account credits are to be initially assumed to be invested and the proportions of each credit initially assumed to be invested in each designated assumed investment. Otherwise, the Participant shall be deemed to have elected that his or her Account credits will not be assumed to be invested in any investment until he or she makes an investment election under the provisions of this subsection 4.2 (or, if the Committee in its discretion so decides, the Participant shall be deemed to have elected that his or her Account credits will be assumed to be initially invested in an investment or investments chosen by the Committee).

(c) Change in Assumed Investment Election. Further, the Participant may request a change in the assumed investments of his or her Account and the proportions of his or her new Account credits assumed to be invested in each designated investment to other assumed investments and/or proportions effective as of any January 1, or as of any other date as the Committee may provide in its discretion, upon written notice to the Committee prior to such date (or such earlier date as may be established by the Committee).

(d) Adjustment of Account for Assumed Investment Returns and Losses. The amounts credited to any Participant’s Account shall be adjusted as of each December 31, and as of such other dates as the Committee may provide in its discretion, to reflect the assumed investment returns or losses (since the last prior adjustment in the Account) that are attributable to the assumed investments in which his or her Account is deemed to be invested.

(e) Special Assumed Investment Rule for Restricted Common Shares. Notwithstanding any other provision of the Plan, when any amounts credited to a Participant’s Account reflect any part of a deferred Performance-Based Award that is a restricted stock award granted prior to January 1, 2006, the Participant shall be deemed to have designated such credits to be assumed to be invested solely in Common Shares from the day such amounts are credited to the Account until the day that is six months after the day the Participant satisfied all of the conditions necessary to become entitled to receive such award part.

4.3 Nonvested Company Match Amounts.

(a) Vesting Conditions on Company Match. In its discretion, the Committee may, by notice to a Participant on or prior to the date on which a Company match is credited to the Account of the Participant, condition the right to receive payments with respect to all or a portion of the part of such Account that reflects such Company match on the Participant’s completing a minimum period of service with the Company. If the Committee does so, then, until the Participant satisfies such condition, the amounts allocated to the part of such Account that is subject to such condition shall be considered to be “nonvested.”

(b) Effect of Nonvested Status of Company Match. Any portion of the Account of a Participant that is at any time nonvested under the provisions of paragraph (a) of this subsection 4.3 shall not in any event, even when the provisions of section 5 hereof would otherwise permit a distribution of such Account portion at such time and notwithstanding any provision of section 5 hereof which may be read to the contrary, be able to be distributed to the Participant or any other party claiming through the Participant until such Account portion is no longer nonvested (and any distribution of such Account portion otherwise called for under section 5 hereof shall to the extent necessary be deferred until, and shall be made as of, the date such portion is no longer nonvested).

(1) Consistent with the rule set forth in the foregoing provisions of this paragraph (b) and notwithstanding any other provision of section 5 hereof, any reference in any provision of section 5 hereof to the amounts allocated to a portion of the Account of a Participant at any time shall be deemed not to include the amounts allocated to any part of such Account portion that is then nonvested and such part shall be treated as if it were a separate class of Account until it is no longer nonvested.

(2) Further, if a Participant separates from service with the Company (other than by reason of his or her death) when any portion of the Account established for him or her is nonvested, he or she shall never be entitled to receive the amounts allocated to such Account portion and such amounts shall be forfeited on the date he or she so separates from service with the Company.

4.4 Valuation.

(a) Valuation of Account. The balance of the Account of a Participant shall be determined periodically (under procedures adopted by the Committee) to reflect all amounts credited to the Account under the foregoing provisions of this section 4 since the latest preceding date on which the Account balance was determined, any gains and losses in the value of the Account’s assumed investments since the latest date on which the Account balance was determined, and any payments or forfeitures since the latest preceding date on which the Account balance was determined.

(b) Account Statements. As soon as practical following the end of each calendar year, each Participant (or, in the event of his or her death, his or her Beneficiary) shall be furnished a statement as of December 31 of such calendar year showing the balance of the

Participant’s Account, the total increases and reductions made in the balance of such Account during such calendar year, and, if amounts allocated to such Account are assumed to have been invested in securities, a description of such securities including the number of shares assumed to have been purchased by the amounts allocated to such Account.

4.5 Common Shares Adjustment Rules. To the extent a Participant’s Account is assumed to have been invested in Common Shares, the following provisions of this subsection 4.5 shall apply.

(a) Cash Dividends. Whenever any cash dividends are paid with respect to Common Shares, additional amounts shall be allocated to the Participant’s Account as of the dividend payment date. The additional amount to be allocated to the Account shall be determined by multiplying the per share cash dividend paid with respect to the Common Shares on the dividend payment date by the number of assumed Common Shares allocated to the Account on the day preceding the dividend payment date. Subject to such administrative rules as the Committee may prescribe, such additional amount allocated to the Participant’s Account shall be assumed to have been invested in additional Common Shares on the day on which such dividends are paid.

(b) Changes in Common Shares. If there is any change in Common Shares through the declaration of a stock dividend or a stock split, through a recapitalization resulting in a stock split, or through a combination or a change in shares, the number of shares assumed to have been allocated to each Account shall be appropriately adjusted.

4.6 Fair Market Value of Common Shares. Whenever Common Shares are to be valued for purposes of the Plan as of any date (such as a date on which distribution of such shares is to be made by the Company), the value of each such share shall be: (i) when such date occurs prior to January 1, 2007, the average of the high and low price per share as reported on the New York Stock Exchange on the latest business day preceding the subject date for which the valuation is being made; or (ii) when such date occurs on or after January 1, 2007, the closing price of a Common Share on the New York Stock Exchange on the latest date preceding the subject date on which Common Shares were traded on such exchange. Notwithstanding the foregoing, if Common Shares are not listed on the New York Stock Exchange on the subject date, then the fair market value of a Common Share on the subject date shall be determined by the Committee in good faith pursuant to methods and procedures established by the Committee.

4.7 Convergys Shares. Effective on or about December 31, 1998, CBI distributed to its shareholders one common share of Convergys Corporation (for purposes of this subsection 4.7, a “Convergys share”) for each Common Share owned by its shareholders on the record date of such distribution. Upon such distribution, any Participant who had an account under the Prior Plan had such account credited for assumed investment purposes with one Convergys share for each Common Share then assumed to be held under such account. The following paragraphs of this subsection 4.7 shall apply to each such Participant.

(a) Right To Switch Assumed Investment From Convergys Shares. The Participant has had under the terms of the Prior Plan prior to the Effective Amendment Date and, unless and except to the extent his or her Prior Plan account’s assumed investment in Convergys shares was changed prior to the Effective Amendment Date, shall continue to have on and after such date the option of retaining such assumed Convergys shares investment for his or her

Account or converting all or a portion of such assumed investment into any other assumed investments available under the Plan (in accordance with the provisions of subsection 4.2 hereof); except that any Convergys share credited for assumed investment purposes to his or her Account by reason of a restricted stock award granted prior to January 1, 2006 shall be subject to the same restrictions (including restrictions on switching to other assumed investments) as apply under such restricted stock award.

(b) Convergys Shares Adjustment Rules. In addition, to the extent a Participant’s Account is assumed to have been invested in Convergys shares, the provisions of subsections 4.5 and 4.6 hereof shall apply but as if each reference in such subsections to Common Shares were instead a reference to Convergys shares.

4.8 Deduction of Payments or Forfeitures from Account and Cancellation of Account.

(a) Deduction of Payments and Forfeitures From Account. Any payment, including an annual installment payment, or forfeiture of any portion of a Participant’s Account under the provisions of the Plan shall be charged, as of the date such payment or forfeiture is deemed to be made under the other provisions of this Plan, to such Account portion (or, in other words, deducted from the amounts then allocated to such Account portion). Except as is otherwise provided under administrative policies adopted by the Committee, any such payment or forfeiture shall be charged among all of the types of assumed investments applicable to such Account portion, on a pro rata basis.

(b) Cancellation of Account. Further, the Account of a Participant shall be cancelled, and the amount then allocated to such Account shall be reduced to zero, on the date as of which the entire amount allocated to the Account at such time is deemed to be paid to the Participant (or his or her Beneficiary under this Plan) and/or forfeited under the other provisions of the Plan.

4.9 Account Balance. For purposes of the Plan, the amounts allocated to the Account of a Participant (i.e., the balance of such Account) at any specific time shall be deemed to be the net sum of amounts credited, charged, or otherwise allocated to such Account at such time under the other provisions of the Plan.

5. Distributions.

5.1 General Distribution Rules. Subject to the following provisions of this section 5 and the other provisions of the Plan, this subsection 5.1 concerns the rules for payment of amounts allocated to the Account of a Participant that normally will apply (except for the special rules described in the following subsections of this section 5).

(a) Initial Distribution Elections. Subject to the following provisions of this section 5 and to such administrative rules as the Committee may prescribe, the Participant may, in any deferral form filed with the Committee and by which he or she elects to defer the receipt of any portion of his or her Basic Salary, his or her Cash Awards, and/or his or her Performance-Based Awards, make the elections described in subparagraphs (1) and (2) of this paragraph (a) with respect to the payment of all amounts allocated to the Participant’s Account that are attributable to the credits made to his or her Account by reason of such deferral election (for purposes of this subsection 5.1, the “subject deferred amounts”).

(1) Subject to the provisions of paragraph (c) of this subsection 5.1 and to such administrative rules as the Committee may prescribe, the Participant may elect that the date as which the subject deferred amounts shall commence to be paid (for purposes of this subsection 5.1, the subject deferred amounts’ “commencement date”) shall be any one of the following dates (except to the extent any of the following dates are not permitted as the subject deferred amounts’ commencement date under administrative rules of the Committee):

(A) the March 1 of the first calendar year that begins after the date on which the Participant separates from service with the Company (or, if the Participant is, on the date on which the Participant separates from service with the Company, a Specified Employee, the later of such March 1 or the date immediately following the date which is six months after the date he or she so separates from service with the Company);

(B) any fixed date (that can be ascertained at the time of such election) specified by the Participant in such election which is no earlier than the sixth annual anniversary of the first day of the calendar year for which the Participant’s Account is established; or

(C) the earlier of, or the later of, the dates described in clauses (A) and (B) of this subparagraph (1).

In the event the Participant fails in the applicable deferral form to make any such election as to the subject deferred amounts’ commencement date, then he or she shall be deemed to have elected that such commencement date shall be the date described in clause (A) of this subparagraph (1).

(2) Subject to such administrative rules as the Committee may prescribe, the Participant may also elect to receive the subject deferred amounts in one lump sum payment made as of the subject deferred amounts’ commencement date or in substantially equal annual payments over two to ten years, provided that such election shall not be accepted if the Committee determines that such election is likely to result (when combined with the payment elections made in any earlier-filed deferral elections) in less than $5,000 to be paid from the Participant’s Account in any one calendar year.

(A) If the Participant elects to receive the subject deferred amounts in annual installments of two or more payments, then (i) the date as of which the first annual installment payment is to be made shall be the subject deferred amounts’ commencement date and (ii) the date as of which any annual installment payment other than the first annual installment payment is to be made shall be an annual anniversary of such commencement date.

(B) In the event the Participant fails in the applicable deferral form to make any election as to the period over which the subject deferred amounts are to be paid, then he or she shall be deemed to have elected that such amounts shall be paid to the Participant in two annual installments, with the first installment being made as of the subject deferred amounts’ commencement date.

(b) Subsequent Distribution Elections. The Participant may, by filing an appropriate form with the Committee not less than twelve months before the subject deferred amounts’ commencement date that has previously been elected or deemed to be elected and that would otherwise apply (for purposes of this paragraph (b), the subject deferred amounts’ “initial commencement date”), elect to change either or both of the initial elections he or she has made or has been deemed to have made under paragraph (a) of this subsection 5.1 (with respect to the commencement date of the payments and the period over which payments will be made) that apply to the subject deferred amounts, provided that:

(1) any such new election shall not become effective until at least twelve months elapse from the filing of such election with the Committee (and thus will be ineffective should the subject deferred amounts’ initial commencement date occur prior to the expiration of such twelve month period);

(2) any such new election would comply with the provisions of paragraph (a) of this subsection 5.1 other than for the time as of which such election is made; and

(3) any such new election must provide for a new commencement date for the subject deferred amounts that is at least five years after the subject deferred amounts’ initial commencement date. (If the subject deferred amounts’ initial commencement date is the earlier or later of two dates (i.e., a date described in paragraph (a)(1)(C) of this subsection 5.1) but the Participant’s election made under the provisions of this paragraph (b) only relates to a change in the payment of the subject deferred amounts should such payment begin as of one of such dates, then the condition provided under this subparagraph (3) shall be applied as if the subject deferred amounts’ initial commencement date was only the date to which the Participant’s election made under the provisions of this paragraph (b) relates.)

(c) Latest Possible Commencement Date. Notwithstanding any of the foregoing provisions of this subsection 5.1, in no event shall the subject deferred amounts’ commencement date be later than (and in no event shall the Participant’s election as to such commencement date be permitted to provide that such commencement date be later than):

(1) when the Participant separates from service with the Company prior to attaining age 55, the March 1 of the first calendar year that begins after the date on which the Participant so separates from service with the Company (or, if the Participant is, on the date on which the Participant separates from service with the Company, a Specified Employee, the later of such March 1 or the date immediately following the date which is six months after the date he or she so separates from service with the Company); or

(2) when the Participant separates from service with the Company after attaining age 55, the later of the March 1 of the first calendar year that begins after the date on which the Participant so separates from service with the Company (or, if the Participant is, on the date on which the Participant separates from service with the Company, a Specified Employee, the later of such March 1 or the date immediately following the date which is six months after the date he or she so separates from service with the Company) or the March 1 of the first calendar year which begins after the Participant’s 65th birthday.

(d) Determination of Specified Employees. For purposes of the provisions of this subsection 5.1 and all other provisions of the Plan, a Participant shall be deemed to be a

“Specified Employee” on each and any day that occurs during any twelve month period that begins on an April 1 and ends on the next following March 31 (for purposes of this paragraph (d), the “subject period”) if, and only if, (i) on any day that occurs in the twelve month period (for purposes of this paragraph (d), the “identification period”) that ends on the latest Identification Date that precedes the start of the subject period any corporation or organization that is then an Employer or Affiliate has stock which is publicly traded on an established securities market (within the meaning of Section 1.897-1(m) of the Treasury Regulations) or otherwise and (ii) the Participant meets either the criteria set forth in subparagraph (1) this paragraph (d) or the criteria set forth in subparagraph (2) of this paragraph (d):

(1) He or she both (i) is an officer of any Employer or Affiliate on any day that occurs in the identification period and (ii) he or she receives during the identification period an aggregate amount of Compensation from the Employers and Affiliates greater than $130,000 (as adjusted under Section 416(i) of the Code). For this purpose and in accordance with the terms of Code Section 416(i) and the Treasury Regulations issued under Section 416 of the Code, no more than 50 employees (or, if less, the greater of three employees or 10% of the employees) of all of the Employers and Affiliates shall be treated as officers; or

(2) He or she either: (i) is a 5% or more owner of any Employer or Affiliate on any day that occurs in the identification period; or (ii) both is a 1% or more owner of any Employer or Affiliate on any day that occurs in the identification period and receives during the identification period an aggregate amount of Compensation from the Employers and Affiliates greater than $150,000. For purposes of this subparagraph (2), a Participant is considered to own 5% or 1%, as the case may be, of any Employer or Affiliate if he or she owns (or is considered as owning within the meaning of Code Section 318, except that subparagraph (C) of Code Section 318(a)(2) shall be applied by substituting “5%” for “50%”) at least 5% or 1%, as the case may be, of either the outstanding stock or the voting power of all stock of the Employer or Affiliate (or, if the Employer or Affiliate is not a corporation, at least 5% or 1%, as the case may be, of the capital or profits interest in the Employer or Affiliate).

(e) Definitions of Terms Used in Specified Employee Determinations. For purposes of paragraph (d) of this subsection 5.1, the following terms shall have the meanings hereinafter set forth.

(1) “Affiliate” means: (i) any member of an affiliated service group, within the meaning of Section 414(m) of the Code, which includes an Employer; and (ii) each other entity required to be aggregated with an Employer under Section 414(o) of the Code.

(2) “Identification Date” means December 31. In this regard, CBI has elected that December 31 serve as the identification date for purposes of determining Specified Employees in accordance with the provisions of Section 1.409A-1(i) of the Treasury Regulations.

(3) “Compensation” means, with respect to a Participant and for any identification period, the sum of:

(A) the Participant’s wages (within the meaning of Section 3401(a) of the Code) and all other compensation paid during such period to the person by the Employers and the Affiliates (in the course of their trades or businesses) and for which they are required to furnish the Participant a written statement under Section 6041(d), 6051(a)(3), or 6052 of the Code (e.g., compensation reported in Box 1 on a Form W-2), determined without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed; and

(B) any amounts which are not treated as the Participant’s Compensation for such identification period under clause (A) of this subparagraph (3) solely because such amounts are considered contributions that are made by an Employer or Affiliate on behalf of the Participant and are not includable in the Participant’s income for federal income tax purposes by reason of Section 125, 402(e)(3), 402(h), and/or 132(f)(4) of the Code or any other types of deferred compensation or contributions described in Code Section 414(s)(2) or Section 1.414(s)-1(c)(4) of the Treasury Regulations.

5.2 Special Pre-December 31, 2008 Distribution Election Right. Notwithstanding any of the provisions of subsection 5.1 hereof, CBI may, in its discretion and pursuant to and in accordance with certain transition relief contained in guidance that is cited in Section XII.A of the preamble to Sections 1.409A-1 through 1.409A-6 of the Treasury Regulations and as such relief was extended in Internal Revenue Service Notice 2007-86, and by adopting and distributing written forms, notices, or other written documents, permit any Participant to make, at any time prior to December 31, 2008 and by filing with the Committee a writing or form approved or prepared by the Committee, a new election as to the commencement date of the payments and/or the period over which payments will be made that will apply to any portion of the amounts allocated to the Participant’s Account prior to the date of such election (for purposes of this subsection 5.2, the Participant’s “previously allocated amounts”) and have such new election treated for all purposes of this Plan as if such new election had been initially made on a timely basis in accordance with the provisions of subsection 5.1 hereof.

(a) Conditions on Pre-December 31, 2008 Distribution Election. Notwithstanding the foregoing: (i) in no event shall any election made under the provisions of this subsection 5.2 be given any effect under the Plan unless the Participant actually makes such new election on or before December 31, 2008; and (ii) for any such election that is made on or after January 1, 2006, any election made under the provisions of this subsection 5.2 shall not be given any effect under the Plan to the extent that it attempts to apply to any portion of the Participant’s previously allocated amounts that would otherwise be paid during the same calendar year as the calendar year in which the election is made or attempts to cause any portion of the Participant’s previously allocated amounts to be paid during the same calendar year as the calendar year in which the election is made.

(b) Incorporation of Pre-December 31, 2008 Distribution Election Forms. Any written forms, notices, or other written documents adopted and distributed by CBI under the terms of this subsection 5.2 shall be deemed to be incorporated into this Plan and an amendment to this Plan.

5.3 Special In-Service Distribution for Unforeseeable Emergency. Notwithstanding any other provision of the Plan, a Participant may, by filing an appropriate form with the Committee, elect to have any portion of the amounts then allocated to his or her Account under the Plan distributed to him or her as of any date (for purposes of this subsection 5.3, the “payment date”) that occurs after such election is filed with the Committee because of an unforeseeable emergency, even if the payment date precedes the date as of which such portion of his or her Account would otherwise be paid under the foregoing provisions of this section 5. A Participant may also, by filing an appropriate form with the Committee, elect, because of an unforeseeable emergency, to cancel and void in its entirety any election that he or she has in effect under the provisions of section 3 hereof to defer the receipt of compensation that has not yet as of the payment date become payable and free of any substantial risk of forfeiture, and any such election shall be considered a request for a distribution for purposes of this subsection 5.3 that is made on the first date any such compensation has become payable and free of any substantial risk of forfeiture.

(a) Conditions For Approval of Hardship Distribution Request. Any distribution requested under this subsection 5.3 because of an unforeseeable emergency shall be granted by the Committee if, and only if, the Committee determines that the requested hardship distribution meets all of the requirements set forth in paragraphs (b) and (c) of this subsection 5.3.

(b) Hardship Reason Requirements for Distribution. Any distribution which is requested by a Participant under this subsection 5.3 because of an unforeseeable emergency must be requested by the Participant and certified by him or her to be on account of the Participant’s severe financial hardship resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Section 152 of the Code, without regard to Code Section 152(b)(1), (b)(2), and (d)(1)(B)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances as a result of events beyond the control of the Participant. The need to pay for the funeral expenses of a spouse or dependent (as defined in Section 152 of the Code, without regard to Code Section 152(b)(1), (b)(2), and (d)(1)(B)) of the Participant may also constitute an unforeseeable emergency for purposes of this subsection 5.3. Written documentation of the reason for requesting the distribution shall be required. Whether a distribution is requested on account of an unforeseeable emergency shall be determined by the Committee on the basis of all facts and circumstances. In no event shall an unforeseeable emergency for purposes of this subsection 5.3 be deemed to exist for any reason that would not constitute an unforeseeable emergency under the provisions of Section 1.409A-3(i)(3) of the Treasury Regulations.

(c) Financial Need Requirements for Distribution. Any distribution which is requested by a Participant under this subsection 5.3 because of an unforeseeable emergency must also be necessary to satisfy the need for the distribution. A distribution shall be deemed necessary to satisfy such need if, and only if, the conditions set forth in subparagraphs (1) and (2) of this paragraph (c), and any other conditions imposed by the Committee in its discretion, are met.

(1) The Participant certifies and provides written evidence that the distribution is not in excess of the amount of the financial need of the Participant which has caused the Participant to request the distribution (taking into account, if applicable, any additional compensation that will become payable to the Participant by his or her canceling deferral elections under this Plan in accordance with the second sentence of this subsection 5.3). The amount of financial need of the Participant may include an amount permitted by the Committee to cover federal, state, local, or foreign taxes which can reasonably be anticipated to result to the Participant from the distribution.

(2) The Participant certifies and provides written evidence (including, when applicable, a financial statement) that he or she cannot relieve his or her need for the distribution through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets, or by cessation of deferrals under this Plan and other deferred compensation plans of the Company. For purposes hereof, the Participant’s assets are deemed to include those assets of the Participant’s spouse and minor children that are reasonably available to the Participant.

(d) Limitation Applicable to Specified Employees. Notwithstanding any of the foregoing provisions of this subsection 5.3, if (i) a Participant elects a distribution under this subsection 5.3 by reason of an unforeseeable emergency, (ii) the date on which the Participant separates from service with the Company precedes the date on which he or she makes such unforeseeable emergency distribution election under this subsection 5.3, (iii) the Participant is a Specified Employee on such separation from service date (as determined under the provisions of subsection 5.1(d) hereof), and (iv) the Participant elects a payment date under this subsection 5.3 that is earlier than the date immediately following the date which is six months after such separation from service date, then the Participant shall be deemed to have elected that such payment date shall be the date immediately following the date which is six months after such separation from service date.

5.4 Death.

(a) Death Before Payments Otherwise Begin. If a Participant dies before the date as of which any amounts allocated to his or her Account have begun to be paid under the other provisions of this section 5 (whether such death occurs before or on or after the Participant’s separation from service with the Company), then, notwithstanding any other provision of the Plan, the Company shall (i) make to the Participant’s Beneficiary any payments of the amounts allocated to the Participant’s Account that during the period beginning on the date of the Participant’s death and ending on the first business day of the third calendar quarter following the date of the Participant’s death would have been paid to the Participant under the other provisions of this section 5 had he or she not died (but had he or she still separated from service with the Company on the date of his or her death if he or she had not previously done so), and at the same times and on the same schedule that would have applied had the Participant not died (but had he or she still separated from service with the Company on the date of his or her death if he or she had not previously done so), and (ii) shall pay to the Beneficiary any still remaining amounts then allocated to the Participant’s Account in one lump sum as of the first business day of the third calendar quarter following the date of the Participant’s death.

(b) Death After Payments Begin. If a Participant dies on or after the date as of which any amounts allocated to his or her Account have begun to be paid under the other provisions of this section 5, then the Company shall make to the Participant’s Beneficiary all payments of the amounts allocated to the Participant’s Account that would have been paid to the Participant after his or her death under the other provisions of this section 5 had he or she not died (and at the same times and on the same schedule that would have applied had the Participant not died).

5.5 Change in Control. Notwithstanding any other provision of the Plan, if a Change in Control occurs, the amounts allocated to each Participant’s Account shall be paid to him or her (or, if appropriate, the Participant’s Beneficiary) in one lump sum as of the day next following the date on which such Change in Control occurs; except that any Participant may, at the same time he or she makes a distribution election under and in accordance with subsection 5.1 or 5.2 hereof as to any portion of his or her Account, elect that the provisions of this subsection 5.5 shall not apply to such Account portion (in which case the distribution of such Account portion shall be made solely pursuant to the other terms of the Plan and without regard to this subsection 5.5).

5.6 Cash or Share Form of Payment. Subject to the other provisions of this subsection 5.6, any payment made under the Plan to a Participant (or a Participant’s Beneficiary) shall be made in cash to the extent it is attributable to amounts allocated to the Participant’s Account that are assumed to be invested other than in Common Shares. Further, subject to the other provisions of this subsection 5.6, any payment made under the Plan to a Participant (or a Participant’s Beneficiary) shall be made in Common Shares to the extent it is attributable to amounts allocated to the Participant’s Account that are assumed to be invested in Common Shares (except that such payment shall be made in cash, and not Common Shares, to the extent it is attributable to amounts credited to the Participant’s Accounts that are assumed to be invested in a fractional, and not a whole, Common Share).

(a) Determination of Portion of Account Invested in Common Shares. For purposes of this subsection 5.6, except as is otherwise provided under administrative policies adopted by the Committee, the portion of any payment made under the Plan to the Participant (or the Participant’s Beneficiary) that is attributable to amounts credited to the Participant’s Account that are assumed to be invested in Common Shares (other than in a fractional Common Share) shall be deemed to be equal to the product obtained by multiplying the amount described in subparagraph (1) of this paragraph (a) by the amount described in subparagraph (2) of this paragraph (a).

(1) The amount applicable to this subparagraph (1) equals the value of the entire amount of the payment (with such value determined on the date, or on a date that is set by the Committee and is a reasonable number of days prior to the date, on which the payment is made).

(2) The amount applicable to this subparagraph (2) equals a fraction, (i) the numerator of which is the value (on the date, or on a date that is set by the Committee and is a reasonable number of days prior to the date, on which the payment is made and determined without regard to the payment) of the amounts then allocated to the Participant’s Account that are then both assumed to be invested in a whole number of Common Shares and to which the payment is charged and (ii) the denominator of which is the value (on the date, or on a date that is set by the Committee and is a reasonable number of days prior to the date, on which the payment is made and determined without regard to the payment) of the entire amount that is then allocated to the Participant’s Account.

(b) Reimbursement of Sale Costs. Subject to the provisions of paragraph (c) of this subsection 5.6, in connection with the payment of Common Shares to the Participant (or the Participant’s Beneficiary), CBI shall reimburse the Participant (or the Participant’s Beneficiary) for all reasonable commission or similar costs he or she incurs in selling all or a part of such shares within the two week period (or such longer or shorter period that is set by the Committee) that begins on the date he or she receives such shares (or, if later, the date on which all material impediments of federal securities laws to his or her sale of such shares has ended), provided proper evidence of the amount of such commission or similar costs and of his or her payment of them is furnished by the Participant (or his or her Beneficiary) to the Committee.

(c) Alternative Procedures To Avoid Sale Costs. Notwithstanding the provisions of paragraph (b) of this subsection 5.6, in lieu of the reimbursements required under the provisions of paragraph (b) of this subsection 5.6 the Committee may, in its sole discretion, establish, and notify the Participant (or the Participant’s Beneficiary) of, procedures that, through arrangements it develops itself with one or more brokers or through other means, reasonably permit the Participant (or the Participant’s Beneficiary) the ability to sell such Common Shares that he or she receives, within the two week period (or such longer or shorter period that is set by the Committee) that begins on the date he or she receives such shares (or, if later, the date on which all material impediments of federal securities laws to his or her sale of such shares has ended), without incurring any commission or similar costs with respect to the sale of such shares, provided he or she follows the procedures established by the Committee for this purpose.

5.7 Distributions for Payment of Taxes.

(a) Distribution for FICA and Related Income Taxes. Notwithstanding any other provision of the Plan, the Company shall have the right (without notice to or approval by a Participant, his or her Beneficiary, or any other person) to pay the Federal Insurance Contributions Act (for purposes of this paragraph (a), “FICA”) tax imposed under Code Sections 3101, 3121(a), and 3121(v)(2) on compensation deferred under the Plan with respect to the Participant (for purposes of this paragraph (a), the “FICA amount”), plus (i) any income tax at source on wages imposed under Code Section 3401 or the corresponding withholding provisions of applicable state, local, or foreign tax laws as a result of the payment of the FICA amount and (ii) any additional income tax at source on wages attributable to the pyramiding Code Section 3401 wages and taxes, from the compensation deferred under the Plan with respect to the Participant (or from any amounts otherwise payable by the Company to or on account of the Participant).

(1) However, the total payment that is taken under the provisions of this paragraph (a) from the compensation deferred under the Plan for the Participant must not exceed the aggregate of the FICA amount and the income tax withholding related to the FICA amount.

(2) To the extent payments made in accordance with the provisions of this paragraph (a) are satisfied from the compensation deferred under the Plan for the Participant, then the balance in the Participant’s Account shall immediately be reduced by the amount of such payments.

(b) Distributions for Benefit Payment Tax Withholding Requirements. Also notwithstanding any other provision of the Plan, the Company shall have the right (without notice to or approval by a Participant, his or her Beneficiary, or any other person) to withhold from any amounts otherwise payable by the Company to or on account of the Participant, or from any payment otherwise then being made by the Company to the Participant, his or her Beneficiary, or any other person by reason of the Plan, an amount which the Company determines is sufficient to satisfy all federal, state, local, and foreign tax withholding requirements that may apply with respect to such benefit payment made under the Plan. To the extent such tax withholding requirements are satisfied from any payment otherwise then being made by the Company to the Participant, his or her Beneficiary, or any other person by reason of the Plan, the amount so withheld shall be deemed a distribution to the Participant, his or her Beneficiary, or such other person, as the case may be.

5.8 Administrative Period To Make Payments. The other provisions of this section 5 provide that any payment that is made under the Plan shall occur “as of” a specific date and sometimes refer to such a date as a “commencement date” or a “payment date.” However, in accordance with the provisions of Section 1.409A-3(d) of the Treasury Regulations and in order to permit a reasonable administrative period for the Company to make payments required under the Plan, and notwithstanding any other provision of this section 5 or any other provision of the Plan, any payment that is made under the Plan to or with respect to a Participant shall be deemed to have been made as of the specific date as of which it is to be paid under the other provisions of the Plan as long as it is made on such date or a later date within the same Tax Year of the Participant (or, if later, by the 15th day of the third calendar month following such specified date).

5.9 Employer To Make Payment. Unless the Committee otherwise provides, any payment with respect to a Participant’s Account shall be the liability of and, subject to the provisions of subsection 7.2 hereof, made by the Employer which last employs the Participant as a Key Employee prior to the payment.

5.10 Facility of Payment. Any amounts payable hereunder to any person who is under legal disability or who, in the judgment of the Committee, is unable to properly manage the person’s financial affairs may be paid to the legal representative of such person or may be applied for the benefit of such person in any manner which the Committee may select, and any such payment shall be deemed to be payment for such person’s account and shall be a complete discharge of all liability of the applicable Employer with respect to the amount so paid.

6. Administration of Plan.

6.1 Administrator of Plan. CBI shall be the administrator of the Plan. However, the Plan shall be administered on behalf of CBI by the Committee. The Committee shall be the Compensation Committee of the Board, unless and until the Board appoints a different committee to administer the Plan.

6.2 Powers of Committee. The Committee, in connection with administering the Plan, is authorized to make such rules and regulations as it may deem necessary to carry out the provisions of the Plan and is given complete discretionary authority to determine any person’s eligibility for benefits under the Plan, to construe the terms of the Plan, and to decide any other matters pertaining to the Plan’s administration. The Committee shall determine any question arising in the administration, interpretation, and application of the Plan, which determination shall be binding and conclusive on all persons (subject only to the claims procedure provisions of subsection 6.6 below). The Committee may correct errors, however arising, and, as far as possible, adjust any benefit payments accordingly.

6.3 Actions of Committee.

(a) Manner of Acting as Committee. The Committee shall act by a majority of its members at the time in office, and any such action may be taken either by a vote at a meeting or in writing without a meeting. The Committee may by such majority action authorize any one or more of its members or any agent of it to execute any document or documents or to take any other action, including the exercise of discretion, on behalf of the Committee.

(b) Appointment of Agents. The Committee may appoint or employ such counsel, auditors, physicians, clerical help, actuaries, and/or any other agents as in the Committee’s judgment may seem reasonable or necessary for the proper administration of the Plan, and any agent it so employs may carry out any of the responsibilities of the Committee that are delegated to him or her with the same effect as if the Committee had acted directly. The Committee may provide for the allocation of responsibilities for the operation of the Plan.

(c) Conflict of Interest of Committee Member. Any member of the Committee who is also a Participant in the Plan shall not participate in any meeting, discussion, or action of the Committee that specifically concerns his or her own situation.

6.4 Compensation of Committee and Payment of Administrative Expenses. The members of the Committee shall not receive any extra or special compensation for serving as the administrative committee with respect to the Plan and, except as required by law, no bond or other security need be required of them in such capacity in any jurisdiction. All expenses of the administration of the Plan shall be paid by the Company.

6.5 Limits on Liability. The Company shall hold each member of the Committee harmless from any and all claims, losses, damages, expenses, and liabilities arising from any act or omission of the member under or relating to the Plan, other than any expenses or liabilities resulting from the member’s own gross negligence or willful misconduct. The foregoing right of indemnification shall be in addition to any other rights to which the members of the Committee may be entitled as a matter of law.

6.6 Claims Procedures.

(a) Initial Claim. If a Participant, a Participant’s Beneficiary, or any other person claiming through a Participant has a dispute as to the failure of the Plan to pay or provide a benefit, as to the amount of Plan benefit paid, or as to any other matter involving the Plan, the person may file a claim for the benefit or relief believed by the person to be due. Such claim must be provided by written notice to the Committee. The Committee shall decide any claims made pursuant to this subsection 6.6.

(b) Rules If Initial Claim Is Denied. If a claim made pursuant to paragraph (a) of this subsection 6.6 is denied, in whole or in part, the Committee shall generally furnish notice of the denial in writing to the claimant within 90 days (or, if a Participant’s disability is material to the claim, 45 days) after receipt of the claim by the Committee; except that if special circumstances require an extension of time for processing the claim, the period in which the Committee is to furnish the claimant written notice of the denial shall be extended for up to an additional 90 days (or, if a Participant’s disability is material to the claim, 30 days), and the Committee shall provide the claimant within the initial 90-day (or 45-day) period a written notice indicating the reasons for the extension and the date by which the Committee expects to render the final decision.

(c) Final Denial Notice. If a claim made pursuant to paragraph (a) of this subsection 6.6 is denied, in whole or in part, the final notice of denial shall be written in a manner designed to be understood by the claimant and set forth (i) the specific reasons for the denial, (ii) specific reference to pertinent Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and (iv) information as to the steps to be taken if the claimant wishes to appeal such denial of his or her claim, including the time limits applicable to making a request for an appeal and, in the event the claim is one for benefits under the Plan, a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on appeal.

(d) Appeal of Denied Claim. Any claimant who has a claim denied under the foregoing paragraphs of this subsection 6.6 may appeal the denied claim to the Committee. Such an appeal must, in order to be considered, be filed by written notice to the Committee within 60 days (or, if a Participant’s disability is material to the claim, 180 days) of the receipt by the claimant of a written notice of the denial of his or her initial claim.

(1) If any appeal is filed in accordance with such rules, the claimant (i) shall be given, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claim and (ii) shall be provided the opportunity to submit written comments, documents, records, and other information relating to the claim.

(2) A formal hearing may be allowed in its discretion by the Committee but is not required.

(e) Appeal Process. Upon any appeal of a denied claim, the Committee shall provide a full and fair review of the subject claim, taking into account all comments, documents, records, and other information submitted by the claimant (without regard to whether such information was submitted or considered in the initial benefit determination of the claim), and generally decide the appeal within 60 days (or, if a Participant’s disability is material to the claim, 45 days) after the filing of the appeal; except that if special circumstances require an extension of time for processing the appeal, the period in which the appeal is to be decided may be extended for up to an additional 60 days (or, if a Participant’s disability is material to the claim, 45 days) and the Committee shall provide the claimant written notice of the extension prior to the end of the initial period. However, if the decision on the appeal is extended due to the claimant’s failure to submit information necessary to decide the appeal, the period for making the decision on the appeal shall be tolled from the date on which the notification of the extension is sent until the date on which the claimant responds to the request for additional information.

(f) Appeal Decision Notice If Appeal Is Denied. If an appeal of a denied claim is denied, the decision on appeal shall (i) be set forth in a writing designed to be understood by the claimant, (ii) specify the reasons for the decision and references to pertinent provisions of this Plan on which the decision is based, and (iii) contain statements that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claim and, in the event the appeal involves a claim for benefits under the Plan, of the claimant’s right to bring a civil action under Section 502(a) of ERISA. The decision on appeal shall generally be furnished to the claimant by the Committee within the applicable appeal period that is described above.

(g) Miscellaneous Claims Procedure Rules. If a Participant’s disability is material to an applicable claim appeal, then, notwithstanding the foregoing, the Committee shall appoint other persons who are not either members of the Committee or subordinates of any such members to conduct the appeal (and any reference to the Committee in the foregoing paragraphs of this subsection 6.6 that deal with such appeal shall be read to refer to such other appointed persons). Also, a claimant may appoint a representative to act on his or her behalf in making or pursuing a claim or an appeal of a claim. In addition, the Committee may prescribe additional rules which are consistent with the other provisions of this subsection 6.6 in order to carry out the claim procedures of this Plan.

7. Funding Obligation.

7.1 General Rule for Source of Benefits. Except as is otherwise provided herein, all payments of any benefit provided under the Plan to or on account of a Participant shall be made from the general assets of the Employer which last employed the Participant as a Key Employee. Notwithstanding any other provision of the Plan, neither the Participant, his or her Beneficiary, nor any other person claiming through the Participant shall have any right or claim to any payment of the benefit to be provided pursuant to the Plan which in any manner whatsoever is superior to or different from the right or claim of a general and unsecured creditor of such Employer.

7.2 “Rabbi” Trust. Notwithstanding the provisions of subsection 7.1 hereof, CBI may, in its sole and absolute discretion, establish a trust (for purposes of this subsection 7.2, the “Trust”) to which contributions may be made by an Employer in order to fund the Employer’s obligations under the Plan. If, and only if, CBI exercises its discretion to establish a Trust, the following paragraphs of this subsection 7.2 shall apply (notwithstanding any other provision of the Plan).

(a) Grantor Trust Requirement. The part of the Trust attributable to any Employer’s contributions to the Trust (for purposes of this subsection 7.2, such Employer’s “Trust account”) shall be a “grantor” trust under the Code, in that such Employer shall be treated as the grantor of such Employer’s Trust account within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code.

(b) Creditors Rights Under Trust When Employer Insolvent. Any Employer’s Trust account shall be subject to the claims of such Employer’s creditors in the event of such Employer’s insolvency. For purposes hereof, an Employer shall be considered “insolvent” if either (i) such Employer is unable to pay its debts as they become due or (ii) such Employer is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(c) Contributions To Trust. Except as may otherwise be required by the terms of the Trust itself, an Employer may make contributions to its Trust account for the purposes of meeting its obligations under the Plan at any time, and in such amounts, as such Employer determines in its discretion.

(d) Payments From Trust. Any payment otherwise required to be made by an Employer under the Plan shall be made by such Employer’s Trust account instead of such Employer in the event that such Employer fails to make such payment directly and such

Employer’s Trust account then has sufficient assets to make such payment, provided that such Employer is not then insolvent. If such Employer becomes insolvent, however, then all assets of such Employer’s Trust account shall be held for the benefit of such Employer’s creditors and payments from such Employer’s Trust account shall cease or not begin, as the case may be.

(e) Remaining Liability of Employer. Unless and except to the extent any payment required to be made pursuant to the Plan by an Employer is made by such Employer’s Trust account, the obligation to make such payment remains exclusively that of such Employer.

(f) Terms of Trust Incorporated. The terms of the Trust are hereby incorporated by reference into the Plan. To the extent the terms of the Plan conflict with the terms of the Trust, the terms of the Trust shall control.

8. Amendment and Termination of Plan.

8.1 Right and Procedure to Terminate Plan. CBI reserves the right to terminate the Plan in its entirety.

(a) Procedure To Terminate Plan. The procedure for CBI to terminate the Plan in its entirety is as follows. In order to completely terminate the Plan, the Board shall adopt resolutions, pursuant and subject to the regulations or by-laws of CBI and any applicable law, and either at a duly called meeting of the Board or by a written consent in lieu of a meeting, to terminate the Plan. Such resolutions shall set forth therein the effective date of the Plan’s termination.

(b) Effect of Termination of Plan. In the event the Board adopts resolutions completely terminating the Plan, no further benefits may be paid after the effective date of the Plan’s termination. Notwithstanding the foregoing, the Plan’s termination shall not affect the payment (in accordance with the provisions of the Plan) of the Plan’s benefits attributable to compensation the deferral of which (i) has already been elected by a Participant or otherwise required under the terms of this Plan, and (ii) cannot still be voided by the Participant’s election or otherwise under the terms of Sections 1.409A-1 through 1.409A-6 of the Treasury Regulations, by the later of the effective date of the Plan’s termination or the date such resolutions terminating the Plan are adopted.

8.2 Amendment of Plan. Subject to the other provisions of this subsection 8.2, CBI may amend the Plan at any time and from time to time in any respect; provided that no such amendment shall decrease the benefits attributable to compensation the deferral of which (i) has already been elected by a Participant or otherwise required under the terms of this Plan, and (ii) cannot still be voided by the Participant’s election or otherwise under the terms of Sections 1.409A-1 through 1.409A-6 of the Treasury Regulations, by the later of the effective date of the amendment or the date the amendment is adopted.

(a) Procedure To Amend Plan. Subject to the provisions of paragraph (b) of this subsection 8.2, in order to amend the Plan, the Board shall adopt resolutions, pursuant and subject to the regulations or by-laws of CBI and any applicable law, and either at a duly called meeting of the Board or by a written consent in lieu of a meeting, to amend the Plan. Such resolutions shall either (i) set forth the express terms of the Plan amendment or (ii) simply set forth the nature of the amendment and direct an officer of CBI to have prepared and to sign on behalf of CBI the formal amendment to the Plan. In the latter case, such officer shall have prepared and shall sign on behalf of CBI an amendment to the Plan which is in accordance with such resolutions.

(b) Alternative Procedure To Amend Plan. In addition to the procedure for amending the Plan set forth in paragraph (a) of this subsection 8.2, the Board may also adopt resolutions, pursuant and subject to the regulations or by-laws of CBI and any applicable law, and either at a duly called meeting of the Board or by a written consent in lieu of a meeting, to delegate to any officer of CBI or to the Committee the authority to amend the Plan.

(1) Such resolutions may either grant the officer or the Committee broad authority to amend the Plan in any manner the officer or the Committee deems necessary or advisable or may limit the scope of amendments he, she, or it may adopt, such as by limiting such amendments to matters related to the administration of the Plan. In the event of any such delegation to amend the Plan, the officer or the Committee to whom or which authority is delegated shall amend the Plan by having prepared and signed on behalf of CBI an amendment to the Plan which is within the scope of amendments which he, she, or it has authority to adopt.

(2) Also, any such delegation to amend the Plan may be terminated at any time by later resolutions adopted by the Board.

(3) Finally, in the event of any such delegation to amend the Plan, and even while such delegation remains in effect, the Board shall continue to retain its own right to amend the Plan pursuant to the procedure set forth in paragraph (b) of this subsection 8.2.

9. Miscellaneous.

9.1 Delegation. Except as is otherwise provided in sections 6 and 8 hereof, any matter or thing to be done by CBI shall be done by its Board, except that, from time to time, the Board by resolution may delegate to any person or committee certain of its rights and duties hereunder. Any such delegation shall be valid and binding on all persons, and the person or committee to whom or which authority is delegated shall have full power to act in all matters so delegated until the authority expires by its terms or is revoked by the Board, as the case may be.

9.2 Non-Alienation of Benefits.

(a) General Non-Alienation Rule. Except to the extent required by applicable law, no Participant or Beneficiary may alienate, commute, anticipate, assign, pledge, encumber, transfer, or dispose of the right to receive the payments required to be made by the Company hereunder, which payments and the right to receive them are expressly declared to be nonassignable and nontransferable. In the event of any attempt to alienate, commute, anticipate, assign, pledge, encumber, transfer, or dispose of the right to receive the payments required to be made by the Company hereunder, the Company shall have no further obligation to make any payments otherwise required of it hereunder (except to the extent required by applicable law).

(b) Exception for Domestic Relations Orders. Notwithstanding the provisions of paragraph (a) of this subsection 9.2, any benefit payment otherwise due to a Participant under the Plan shall be made to a person other than the Participant to the extent necessary to fulfill a domestic relations order (as defined in Code Section 414(p)(1)(B)).

9.3 No Spousal Rights. Nothing contained in the Plan shall give any spouse or former spouse of a Participant any right to benefits under the Plan of the types described in Code Sections 401(a)(11) and 417 (relating to qualified preretirement survivor annuities and qualified joint and survivor annuities).

9.4 Separation From Service. For all purposes of the Plan, a Participant shall be deemed to have separated from service with the Company on the date he or she dies, retires, or otherwise has a separation from service with the Company’s controlled group. The following subsections of this subsection 9.4 shall apply in determining when a Participant has incurred a separation from service with the Company’s controlled group.

(a) Effect of Leave of Service. The Participant’s service with the Company’s controlled group shall be treated as continuing intact while the Participant is on military leave, sick leave, or other bona fide leave of absence where there is a reasonable expectation that the Participant will return to perform services for the Company’s controlled group (but not beyond the later of the date on which the leave has lasted for six months or the date on which the Participant no longer retains a right of reemployment with the Company’s controlled group under an applicable statute or by contract).

(b) Determination of Separation From Service. For purposes of the Plan, a separation from service of the Participant with the Company’s controlled group as of any date shall be determined to have occurred when, under all facts and circumstances, either (i) no further services will be performed by the Participant for the Company’s controlled group after such date or (ii) the level of bona fide services the Participant will perform for the Company’s controlled group after such date (whether as an employee or as an independent contractor) will permanently decrease to no more than 20% of the average level of bona fide services performed (whether as an employee or as an independent contractor) by the Participant for the Company’s controlled group over the immediately preceding 36-month period (or the full period of the Participant’s service for the Company’s controlled group if such period has been less than 36 months).

(c) Controlled Group Definition. For purposes of this subsection 9.4, the “Company’s controlled group” means, collectively, (i) each Employer and (ii) each other corporation or other organization that is deemed to be a single employer with an Employer under Section 414(b) or (c) of the Code (i.e., as part of a controlled group of corporations that includes an Employer or under common control with an Employer), provided that such Code sections will be applied and interpreted by substituting “at least 50 percent” for each reference to “at least 80 percent” that is contained in Code Section 1563(a)(1), (2), and (3) and in Section 1.414(c)-2 of the Treasury Regulations.

9.5 No Effect On Employment. The Plan is not a contract of employment, and the terms of employment of any Participant shall not be affected in any way by the Plan except as specifically provided in the Plan. The establishment of the Plan shall not be construed as conferring any legal rights upon any Participant for a continuation of employment, nor shall it interfere with the right of the Company to discharge any Employee and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant in the Plan. Each Participant (and any Beneficiary of or other person claiming through the Participant) who may have or claim any right under the Plan shall be bound by the terms of the Plan.

9.6 Applicable Law. The Plan shall be governed by applicable federal law and, to the extent not preempted by applicable federal law, the laws of the State of Ohio.

9.7 Separability of Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such provision had not been included.

9.8 Headings. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

9.9 Counterparts. The Plan may be executed in any number of counterparts, each of which shall be deemed an original. All counterparts shall constitute one and the same instrument, which shall be sufficiently evidenced by any one thereof.

9.10 Application of Code Section 409A. The Plan is intended to satisfy and comply with all of the requirements of Section 409A of the Code and any Treasury Regulations issued thereunder. The provisions of the Plan shall be interpreted and administered in accordance with such intent.

IN ORDER TO EFFECT THE PROVISIONS OF THIS PLAN DOCUMENT, Cincinnati Bell Inc., the sponsor of the Plan, has caused its name to be subscribed to this Plan document, to be effective as of January 1, 2005.

CINCINNATI BELL INC.

By	/s/ Christopher J. Wilson
Title	V.P. General Counsel & Secretary
Date